Exhibit 21
Subsidiaries of Polaris Industries Inc. as of December 31, 2018

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
A.M. Holding S.A.S.	France
Aixam Immobilier S.A.S.	France
Aixam Lusitana Sociedad De Comercializacae de Automoveis, S.A.	Portugal
Aixam Mega S.A.S.	France
Aixam Production S.A.S.	France
Aixam Mega Engineering S.A.S.	France
AIXAM Mega GmbH	Austria
Aixam Mega Italia S.R.L.	Italy
Aixam Mega Ltd.	United Kingdom
Aixam Mega Nederland BV	Netherlands
Aixam-Mega Iberica, S.L.	Spain
BAIC TAP Off-Road Vehicle Technology Company Limited (25%)	China
Carmax SAS	France
Carmetal SAS	France
Compagnie Industrielle du Vencors SAS	France
Eicher Polaris Private Ltd. (50%)	India
FAM SAS	France
Goupil Industrie S.A.	France
HH Investment Limited	Hong Kong
Highwater Marine, LLC	Delaware
Indian Motorcycle Company	Delaware
Indian Motorcycle International, LLC	Delaware
Indian Motorcycle USA, LLC	Delaware
KLIM Europe ApS	Denmark
KLIM Europe Sarl	Switzerland
Mega Production S.A.	France
North Pole Star, LLC	Mexico
North 54 Insurance Company	Hawaii
Northstar Precision (Vietnam) Company Limited (80.1%)	Vietnam
Polaris Acceptance (50%)	Illinois
Polaris Acceptance Inc.	Minnesota
Polaris APLA Holdco Pte. Ltd.	Singapore
Polaris Boats LLC	Delaware
Polaris Britain Limited	United Kingdom
Polaris Canada Holdco LP	Canada
Polaris Direct Inc.	Minnesota
Polaris EMEA Support Center Sp. z.o.o.	Poland
Polaris Events, LLC	Minnesota
Polaris Experience, LLC	Minnesota
Polaris Finance Co Sarl	Luxembourg
Polaris Finland Oy	Finland
Polaris France Holdco SNC	France
Polaris France S.A.S.	France
Polaris Germany GmbH	Germany
Polaris India Private Ltd.	India
Polaris Industries Holdco LP	Cayman Islands
Polaris Industries Inc.	Delaware
Polaris Industries Inc.	Minnesota
Polaris Industries LLC	Delaware
Polaris Industries Ltd.	Manitoba, Canada
Polaris Limited China	China
Polaris Luxembourg I Sarl	Luxembourg
Polaris Luxembourg II Sarl	Luxembourg
Polaris Norway AS	Norway
Polaris of Brazil Import and Trade of Vehicles and Motorcycles LLC	Brazil
Polaris Poland Sp. z o.o	Poland

Polaris Sales Australia Pty Ltd.	Australia
Polaris Sales Europe Inc.	Minnesota
Polaris Sales Europe Sarl	Switzerland
Polaris Sales Inc.	Minnesota
Polaris Sales Mexico, S. de R.L. de C.V.	Mexico
Polaris Sales Spain, S.L.	Spain
Polaris Scandinavia AB	Sweden
Polaris Warranty Group LLC	Minnesota
Pontoon Boat, LLC	Delaware
Premier O.E.M. Inc.	Wisconsin
Primordial, Inc.	Delaware
SCI GEB	France
Shanghai Yi Zing Power Technology Co. Ltd.	China
swissauto powersport LLC	Switzerland
TAP Automotive Holdings, LLC	Delaware
TAP Automotive Holdings Canada, Inc.	Canada
TAP Manufacturing, LLC	Delaware
TAP Off Road Investment Company, Ltd.	Hong Kong
TAP Worldwide, LLC	Delaware
Taylor-Dunn Manufacturing Company	California
Teton Outfitters, LLC	Idaho
Transamerican (NINGBO) Automotive Technology Co. Ltd.	China
Victory Motorcycles Australia Pty Ltd	Australia
WSI Industries, Co.	Minnesota
WSI Industries, Inc.	Minnesota
WSI Rochester, Inc.	Minnesota